EXHIBIT 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-227566, 333-192002, 333-201098, 333-207529, 333-215349, 333-222335, 333-233525, 333-259248, and 333-282037) and Form S-3 (No. 333-282046) of our report dated March 31, 2025, except for the effects of the restatement described in Note 4, which is dated October 29, 2025, relating to the financial statements of PEDEVCO Corp. appearing in this Annual Report on Form 10-K/A for the year ended December 31, 2024.

/s/ Marcum LLP

Marcum LLP

Houston, Texas

October 31, 2025